UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2014
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Oak Park Drive Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 457-5000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
On August 12, 2014, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) appointed Timothy J. Scannell to serve as a Class III director with a term expiring at the 2016 annual meeting of stockholders. Mr. Scannell will also serve as a member of the Audit Committee. As a non-employee director, Mr. Scannell will receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program effective as of August 1, 2014.
On August 15, 2014, the Company issued a press release regarding the appointment of Mr. Scannell. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 15, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

August 15, 2014	By:	/s/ Brian Roberts
Chief Financial Officer